UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007

DATASCOPE CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6516 (Commission File Number)	13-2529596 (IRS Employer Identification No.)

14 Philips Parkway Montvale, New Jersey (Address of principal executive offices)	07645-9998 (Zip Code)
(Registrant’s telephone number, including area code): (201) 391-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 20, 2007, the Board of Directors of Datascope Corp. (the “Corporation”) amended Article VII of the Corporation’s Amended and Restated By-Laws to provide that the Corporation may issue shares of its stock in uncertificated form. Previously, the By-Laws required that all shares of capital stock of the Corporation be represented by certificates. The By-Laws were amended in order to comply with NASDAQ rules and regulations that, among other things, require all securities listed on NASDAQ to be eligible for listing and transfer through the Direct Registration System.
     A complete copy of the Amended and Restated Bylaws, as amended on December 20, 2007, is filed as Exhibit 3.1 to this report.

Item 8.01.	Other Events
     On December 20, 2007, the Corporation issued a press release announcing that it has adjourned its Annual Meeting of Shareholders. The Annual Meeting will reconvene on Thursday, January 3, 2008, at 9:00 a.m. Eastern Time at the offices of Dechert LLP, 30 Rockefeller Plaza in New York. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
     The information, including Exhibit 99.1, furnished in Item 8.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits:

Exhibit 3.1	Amended and Restated Bylaws of Datascope Corp.

Exhibit 99.1	Press release announcing that Datascope Corp. has adjourned its Annual Meeting of Shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP. Registrant
/s/ Henry M. Scaramelli
Vice President, Finance and
Chief Financial Officer

Dated: December 21, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Datascope Corp.

99.1	Press release dated December 20, 2007 issued by Datascope Corp.